UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2019

FUTURE INTERNATIONAL GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-202717	32-0421189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 5, Lane 97, Songlin Road

Pudong New District

Shanghai, China

(Address of Principal Executive Offices)

+86 021 6029 8205

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 14, 2019, the Company’s independent auditor, Michael Gillespie & Associates, PLLC,  informed the Company that its previously issued unaudited financial statements for the quarterly period ending January 31, 2019 and its audited statements for fiscal year ended October 31, 2018 contained in its Form 10-K for such period require to be restated. The restatement arises due to penalty and interest owed the Internal Revenue Service (“IRS”) which was not included in referenced financial statements. A penalty in the amount of $10,000 and interest in the amount of $739.74 (total amount: $10,739.74) was due to the IRS as of November 13, 2017 but was unknown to the Company at the time of the filing of each set of financial statements.

The Company intends to file restated Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2018 and Form 10-K for the Fiscal Year Ended October 31, 2018 as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future International Group Corp.

(Registrant)

/s/ Guobin Su

Guobin Su

President

Date: August 16, 2019